NEWS RELEASE OppFi Reports Second Quarter 2023 Results, Raises Full-Year Earnings Outlook 8/9/2023 Total revenue increased 14% year over year to $122.5 million for second quarter of 2023 Net income grew 90% year over year to $18.1 million for second quarter of 2023 Adjusted net income increased 138% year over year to $16.3 million for second quarter of 2023 Basic and Diluted EPS of $0.14 and $0.14, respectively, for second quarter of 2023 Adjusted EPS of $0.19 for second quarter of 2023 Net charge-o� rates decreased sequentially and year over year for second quarter of 2023 Marketing cost per funded loan decreased 23% year over year for second quarter of 2023 Total expenses as a percentage of total revenue decreased 16% year over year for second quarter of 2023 CHICAGO--(BUSINESS WIRE)-- OppFi Inc. (NYSE: OPFI; OPFI WS) (“OppFi” or the “Company”), a mission-driven �ntech platform that helps everyday Americans gain access to credit with digital specialty �nance products, today reported �nancial results for the second quarter ended June 30, 2023. “During the quarter, we further demonstrated our focus on pro�tability by balancing growth and risk as well as maintaining expense discipline,” said Todd Schwartz, Chief Executive O�cer and Executive Chairman of OppFi. “In 1

the second quarter of 2023, we more than doubled adjusted net income, while achieving double-digit revenue growth, on a year-over-year basis."

"These results were driven by improvement in credit performance, due to adjustments made last year and recent modeling enhancements, as well as continued total expense leverage and growth in recoveries," concluded Schwartz. "We are raising our guidance for full-year adjusted net income and adjusted earnings per share, based on second quarter results and current business trends."

Financial Summary

The following tables present a summary of OppFi's results for the three and six months ended June 30, 2023 and 2022.

(in thousands, except per share data)
Unaudited

	Three Months Ended June 30, 2023		Three Months Ended June 30, 2022		Change %
Total revenue	$	122,486	$	107,875	13.5%
Net income	$	18,076	$	9,497	90.3%
Adjusted net income(1)	$	16,255	$	6,819	138.4%
Adjusted EBITDA(1)	$	35,744	$	20,007	78.7%
Basic EPS	$	0.14	$	0.26	(46.4)%
Diluted EPS	$	0.14	$	0.10	36.5%
Adjusted EPS(1)	$	0.19	$	0.08	137.1%

(in thousands, except per share data)
Unaudited

	Six Months Ended June 30, 2023		Six Months Ended June 30, 2022		Change %
Total revenue	$	242,860	$	208,585	16.4%
Net income	$	22,006	$	9,200	139.2%
Adjusted net income(1)	$	20,691	$	7,377	180.5%
Adjusted EBITDA(1)	$	55,861	$	31,192	79.1%
Basic EPS	$	0.16	$	0.33	(53.4)%
Diluted EPS	$	0.16	$	0.10	55.8%
Adjusted EPS(1)	$	0.24	$	0.09	179.8%

(1) Non-GAAP Financial Measures: Adjusted net income, Adjusted EBITDA and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures.

Second Quarter Key Performance Metrics

The following tables represent key quarterly metrics. Beginning with this quarter, for all periods presented, the

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Company has updated its key performance metrics to reflect the Company's decision to wind down its SalaryTap and OppFi Card businesses. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. Prior period metrics currently presented may differ slightly than previously reported due to the exclusion of SalaryTap and OppFi Card.

(in thousands) Unaudited	As of and for the Three Months Ended,		
	June 30, 2023	March 31, 2023	June 30, 2022
Total Net Originations(a)	$ 200,640	$ 159,596	$ 224,919
Ending Receivables(b)	$ 397,754	$ 369,715	$ 395,816
% of Originations by Bank Partners	97%	95%	95%
Net Charge-Offs as % of Total Revenue(c)	36%	49%	43%
Net Charge-Offs as % of Average Receivables(c)	47%	62%	52%
Auto-Approval Rate(d)	72%	70%	63%

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a. Total net originations include both originations by bank partners on the OppFi platform, as well as direct originations by OppFi.
b. Receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
c. Annualized net charge-offs as a percentage of total revenue and annualized net charge-offs as a percentage of average receivables (defined as the unpaid principal of loans) represents total charge offs from the period less recoveries as a percent of total revenue and average receivables, respectively. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
d. Auto-Approval Rate is calculated by taking the number of approved loans that are not decisioned by a loan advocate or underwriter (auto-approval) divided by the total number of loans approved.

Full Year 2023 Guidance Update

- Affirm total revenue
  - $500 million to $520 million, resulting in approximately 10% to 15% growth year over year;
- Raise adjusted net income
  - $29 million to $35 million, from previous range of $24 million to $30 million; and
- Increase adjusted earnings per share
  - $0.34 to $0.41 based on approximate weighted average diluted share count of 85.0 million, from previous range of $0.28 to $0.35, based on approximate weighted average diluted share count of 85.0 million.

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss OppFi's financial results and business outlook. The webcast of the conference call will be made available on the Investor Relations page of the Company's website.

The conference call can also be accessed with the following dial-in information:

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- Domestic: (877) 407-0789
- International: (201) 689-8562

An archived version of the webcast will be available on OppFi's website.

About OppFi

OppFi (NYSE: OPFI; OPFI WS) is a mission-driven fintech platform that helps everyday Americans gain access to credit with digital specialty finance products. Through its unwavering commitment to customer service, the Company supports consumers, who are turned away by mainstream options, to build better financial health. **OppLoans** by OppFi maintains a 4.5/5.0 star rating on Trustpilot with more than 3,900 reviews, making the Company one of the top consumer-rated financial platforms online. For more information, please visit oppfi.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "possible," "continue," and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi's expectations with respect to its full year 2023 guidance, the future performance of OppFi's platform, and expectations for OppFi's growth and future financial performance. These forward-looking statements are based on OppFi's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, and tightening of credit markets on OppFi's business; the impact of challenging macroeconomic and marketplace conditions, including lingering effects of COVID-19 on OppFi's business; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi's bank partners will continue to lend in California and whether OppFi's financing sources will continue to finance the purchase of participation rights in loans originated

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by OppFi's bank partners in California; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi's business; risks related to the material weakness in OppFi's internal controls over financial reporting; the risk that the business combination disrupts current plans and operations; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; concentration risk; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; risks related to the restatement of OppFi's financial statements and any accounting deficiencies or weaknesses related thereto; and other risks and uncertainties indicated from time to time in OppFi's filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned "Risk Factors." OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, such as Adjusted EBT, Adjusted Net Income, Adjusted EBITDA and Adjusted EPS. Adjusted EBT is defined as Net Income, plus (1) provision for income taxes; (2) amortization of debt issuance costs; (3) other addbacks and one-time expenses; and (4) sublease income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate of 24.17% for the three months ended June 30, 2023 and a tax rate of 24.14% for the three months ended June 30, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EBITDA is defined as Adjusted Net Income as defined above, excluding (1) pro forma and business (non-income) taxes; (2) depreciation and amortization; and (3) interest expense. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represent shares of both classes of common stock outstanding, excluding 25,500,000 shares related to earnout obligations and including the impact of unvested restricted stock units, unvested performance stock units, and the employee stock purchase plan. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in

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accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for reconciliations for OppFi's non-GAAP financial measures to the most directly comparable GAAP financial measures. A reconciliation of projected full year 2023 Adjusted Net Income and projected full year 2023 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures.

Second Quarter Results of Operations

Consolidated Statements of Operations

Comparison of the three months ended June 30, 2023 and 2022

The following table presents consolidated results of operations for the three months ended June 30, 2023 and 2022 (in thousands, except number of shares and per share data, unaudited).

	Three Months Ended June 30,		Change	
	2023	2022	$	%
Interest and loan related income	$ 121,583	$ 107,873	$ 13,710	12.7%
Other revenue	903	2	901	45050.0%
Total revenue	122,486	107,875	14,611	13.5%
Change in fair value of finance receivables	(44,043)	(42,154)	(1,889)	4.5%
Provision for credit losses on finance receivables	(3,866)	(569)	(3,297)	579.4%
Net revenue	74,577	65,152	9,425	14.5%
Expenses:				
Sales and marketing	12,314	17,804	(5,490)	(30.8)%
Customer operations	10,445	10,850	(405)	(3.7)%
Technology, products, and analytics	9,779	8,294	1,485	17.9%
General, administrative, and other	12,474	13,924	(1,450)	(10.4)%
Total expenses before interest expense	45,012	50,872	(5,860)	(11.5)%
Interest expense	11,231	7,878	3,353	42.6%
Total expenses	56,243	58,750	(2,507)	(4.3)%
Income from operations	18,334	6,402	11,932	186.4%
Change in fair value of warrant liability	351	3,297	(2,946)	93.6%
Other income	79	—	79	—%
Income before income taxes	18,764	9,699	9,065	93.5%
Income tax expense	688	202	486	240.6%
Net income	18,076	9,497	8,579	90.3%
Less: net income attributable to noncontrolling interest	15,934	6,039	9,895	163.9%
Net income attributable to OppFi Inc.	$ 2,142	$ 3,458	$ (1,316)	(38.1)%
Earnings per share attributable to OppFi Inc.:				
Earnings per common share:				
Basic	$ 0.14	$ 0.26		
Diluted	$ 0.14	$ 0.10		
Weighted average common shares outstanding:				
Basic	15,632,120	13,525,101		
Diluted	15,873,753	84,283,102		

Comparison of the six months ended June 30, 2023 and 2022

The following table presents consolidated results of operations for the six months ended June 30, 2023 and 2022 (in thousands, except number of shares and per share data, unaudited).

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	Six Months Ended June 30,		Change	
	2023	2022	$	%
Interest and loan related income	$ 241,525	$ 208,209	$ 33,316	16.0%
Other revenue	1,335	376	959	255.1%
Total revenue	242,860	208,585	34,275	16.4%
Change in fair value of finance receivables	(107,161)	(91,679)	(15,482)	16.9%
Provision for credit losses on finance receivables	(3,936)	(1,026)	(2,910)	283.6%
Net revenue	131,763	115,880	15,883	13.7%
Expenses:				
Sales and marketing	22,161	31,394	(9,233)	(29.4)%
Customer operations	20,706	20,881	(175)	(0.8)%
Technology, products, and analytics	19,733	16,523	3,210	19.4%
General, administrative, and other	24,497	27,515	(3,018)	(11.0)%
Total expenses before interest expense	87,097	96,313	(9,216)	(9.6)%
Interest expense	22,602	15,326	7,276	47.5%
Total expenses	109,699	111,639	(1,940)	(1.7)%
Income from operations	22,064	4,241	17,823	420.3%
Change in fair value of warrant liability	504	5,701	(5,197)	(91.2)%
Other income	272	—	272	—%
Income before income taxes	22,840	9,942	12,898	129.7%
Provision for income taxes	834	742	92	12.4%
Net income	22,006	9,200	12,806	139.2%
Less: net income attributable to noncontrolling interest	19,613	4,666	14,947	320.3%
Net income attributable to OppFi Inc.	$ 2,393	$ 4,534	$ (2,141)	(47.2)%
Earnings per share attributable to OppFi Inc.:				
Earnings per common share:				
Basic	$ 0.16	$ 0.33		
Diluted	$ 0.16	$ 0.10		
Weighted average common shares outstanding:				
Basic	15,336,366	13,553,308		
Diluted	15,533,467	84,377,754		

Condensed Consolidated Balance Sheets

Comparison of the periods ended June 30, 2023 and December 31, 2022

(in thousands)	Unaudited June 30, 2023	December 31, 2022
Assets		
Cash and restricted cash	$ 62,108	$ 49,670
Finance receivables at fair value	446,956	457,296
Finance receivables at amortized cost, net	325	643
Other assets	67,991	72,230
Total assets	$ 577,380	$ 579,839
Liabilities and stockholders' equity		
Current liabilities	$ 26,833	$ 29,558
Other liabilities	40,289	42,183
Total debt	331,884	347,060
Warrant liabilities	1,384	1,888
Total liabilities	400,390	420,689
Total stockholders' equity	176,990	159,150
Total liabilities and stockholders' equity	$ 577,380	$ 579,839

Total cash and restricted cash increased by $12.4 million as of June 30, 2023 compared to December 31, 2022, driven by an increase in received payments relative to originated loans. Finance receivables at fair value decreased by $10.3 million as of June 30, 2023, compared to December 31, 2022 due to lower origination volume and strong repayment activity for the six months ended June 30, 2023. Finance receivables at amortized cost, net decreased by

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$0.3 million as of June 30, 2023 compared to December 31, 2022, due to the continued rundown of OppFi Card and SalaryTap �nance receivables and an increase in the allowance for credit losses. Other assets decreased by $4.2 million as of June 30, 2023 compared to December 31, 2022, mainly driven by a decrease in property, equipment, and software of $2.1 million and amortized debt issuance costs of $0.8 million. Current liabilities decreased by $2.7 million as of June 30, 2023, compared to December 31, 2022, mainly driven by a decrease in accounts payable of $2.3 million and accrued expenses of $0.4 million. Other liabilities decreased by $1.9 million as of June 30, 2023, compared to December 31, 2022 due to a decrease in the operating lease liability of $0.6 million and the tax receivable agreement liability of $1.3 million. Total debt decreased by $15.2 million as of June 30, 2023, compared to December 31, 2022, driven by a decrease in utilization of revolving lines of credit of $12.8 million and repayment of the secured borrowing payable of $0.8 million and notes payable of $1.6 million. Total equity increased by $17.8 million as of June 30, 2023, compared to December 31, 2022, driven by net income and stock-based compensation. Financial Capacity and Capital Resources As of June 30, 2023, OppFi had $26.8 million in unrestricted cash, an increase of $10.6 million from December 31, 2022. As of June 30, 2023, OppFi had an additional $142.4 million of unused debt capacity under its �nancing facilities for future availability, representing a 30% overall undrawn capacity, an increase from $136.8 million as of December 31, 2022. The increase in undrawn debt was due to using excess cash to pay down debt on the Company’s revolving credit lines. Including total �nancing commitments of $475.0 million, and cash on the balance sheet of $62.1 million, OppFi had approximately $537.1 million in funding capacity as of June 30, 2023. Reconciliation of Non-GAAP Financial Measures Comparison of the three and six months ended June 30, 2023 and 2022 (in thousands, except share and per share data)   Three Months Ended June 30,   Variance (Unaudited)     2023       2022     % Net income   $ 18,076    $ 9,497    90.3% Provision for income taxes     688      202    240.6% Debt issuance cost amortization     514      435    18.2% Other addbacks and one-time expenses, net(a)     2,237      (1,145)   (295.4)% Sublease income     (79)     —    —% Adjusted EBT     21,436      8,989    138.5% Less: pro forma taxes(b)     (5,181)     (2,170)   138.8% Adjusted net income     16,255      6,819    138.4% Pro forma taxes(b)     5,181      2,170    138.8% Depreciation and amortization     3,317      3,366    (1.5)% Interest expense     10,717      7,442    44.0% Business (non-income) taxes     274      210    30.5% Adjusted EBITDA   $ 35,744    $ 20,007    78.7%               Adjusted EPS   $ 0.19    $ 0.08      W i h d dil d h di 84 750 663 84 283 102 8

Weighted average diluted shares outstanding	84,750,663	84,283,102

(a) For the three months ended June 30, 2023, other addbacks and one-time expenses, net of $2.2 million included a $(0.4) million addback due to the change in fair value of the warrant liabilities, a $(3.1) million addback from the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost, a $3.8 million expense related to provision for credit losses on the OppFi Card finance receivables, $0.6 million in severance expenses, $0.1 million in retention expenses, $0.8 million in expenses related to stock compensation, and $0.4 million in professional fees related to corporate development. For the three months ended June 30, 2022, other addbacks and one-time expenses, net of $(1.1) million included a $(3.3) million addback due to the change in fair value of the warrant liabilities, $0.5 million in severance expenses, $0.1 million in retention expenses, $1.1 million in expenses related to stock compensation, and a $0.5 million one-time origination fee expense.
(b) Assumes a tax rate of 24.17% for the three months ended June 30, 2023 and 24.14% for the three months ended June 30, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

(in thousands, except share and per share data)	Six Months Ended June 30,		Variance
(Unaudited)	2023	2022	%
Net income	$ 22,006	$ 9,200	139.2%
Provision for income taxes	834	742	12.4%
Debt issuance cost amortization	1,278	1,044	22.4%
Other addbacks and one-time expenses, net(a)	3,324	(1,269)	(361.9)%
Sublease income	(159)	—	—%
Adjusted EBT	27,283	9,717	180.8%
Less: pro forma taxes(b)	(6,592)	(2,340)	181.7%
Adjusted net income	20,691	7,377	180.5%
Pro forma taxes(b)	6,592	2,340	181.7%
Depreciation and amortization	6,708	6,604	1.6%
Interest expense	21,324	14,282	49.3%
Business (non-income) taxes	546	589	(7.3)%
Adjusted EBITDA	$ 55,861	$ 31,192	79.1%
Adjusted EPS	$ 0.24	$ 0.09	
Weighted average diluted shares outstanding	84,592,228	84,377,754	

(a) For the six months ended June 30, 2023, other addbacks and one-time expenses, net of $3.3 million included a $(0.5) million addback due to the change in fair value of the warrant liabilities, a $(0.1) million addback due to partial forgiveness of the secured borrowing payable, a $(3.0) million addback from the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost, a $3.8 million expense related to provision for credit losses on the OppFi Card finance receivables, $0.6 million in severance expenses, $0.1 million in retention expenses, $2.0 million in expenses related to stock compensation, and $0.4 million in professional fees related to corporate development. For the six months ended June 30, 2022, other addbacks and one-time expenses, net of $(1.3) million included a $(5.7) million addback due to the change in fair value of the warrant liabilities, $2.0 million in severance expenses, $0.1 million in retention expenses, $1.6 million in expenses related to stock compensation, a $0.5 million one-time origination fee expense, and $0.2 million in one-time legal expenses.
(b) Assumes a tax rate of 24.16% for the six months ended June 30, 2023 and a 24.08% tax rate for the six months ended June 30, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Adjusted Earnings Per Share

	Three Months Ended June 30,	
(Unaudited)	2023	2022
Weighted average Class A common stock outstanding	15,632,120	13,525,101
Weighted average Class V voting stock outstanding	94,376,910	96,114,373
Elimination of earnouts at period end	(25,500,000)	(25,500,000)
Dilutive impact of restricted stock units	238,008	125,383
Dilutive impact of performance stock units	3,625	18,245
Weighted average diluted shares outstanding	84,750,663	84,283,102

(in thousands, except share and per share data)	Three Months Ended June 30, 2023		Three Months Ended June 30, 2022	
(Unaudited)	$	Per Share	$	Per Share
Weighted average diluted shares outstanding		84,750,663		84,283,102
Net income	$ 18,076	$ 0.21	$ 9,497	$ 0.11
Provision for income taxes	688	0.01	202	—
Debt amortization	514	0.01	435	0.01
Other addbacks and one-time expenses	2,237	0.03	(1,145)	(0.01)
Sublease income	(79)	—	—	—

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Adjusted EBT	21,436	0.25	8,989	0.11
Less: pro forma taxes	(5,181)	(0.06)	(2,170)	(0.03)
Adjusted net income	16,255	0.19	6,819	0.08

(Unaudited)	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Weighted average Class A common stock outstanding	15,336,366	13,553,308
Weighted average Class V voting stock outstanding	94,558,761	96,225,804
Elimination of earnouts at period end	(25,500,000)	(25,500,000)
Dilutive impact of restricted stock units	180,290	89,519
Dilutive impact of performance stock units	16,811	9,123
Weighted average diluted shares outstanding	84,592,228	84,377,754

(in thousands, except share and per share data)	Six Months Ended June 30, 2023		Six Months Ended June 30, 2022	
(Unaudited)	$	Per Share	$	Per Share
Weighted average diluted shares outstanding		84,592,228		84,377,754
Net income	$ 22,006	$ 0.26	$ 9,200	$ 0.11
Provision for income taxes	834	0.01	742	0.01
Debt amortization	1,278	0.02	1,044	0.01
Other addbacks and one-time expenses	3,324	0.04	(1,269)	(0.02)
Sublease income	(159)	—	—	—
Adjusted EBT	27,283	0.32	9,717	0.12
Less: pro forma taxes	(6,592)	(0.08)	(2,340)	(0.03)
Adjusted net income	20,691	0.24	7,377	0.09

Investor Relations: **investors@oppfi.com**

Media Relations: **media@oppfi.com**

Source: OppFi

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